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                                  EXHIBIT 10.91

                                     WAIVER

     WAIVER dated as of October 23, 2006 by and between Charles F. Mitchell, a Louisiana resident ("Mitchell"), and Sedona Corporation, a corporation organized under the laws of the Commonwealth of Pennsylvania (the "Company").

     WHEREAS, on March 28, 2006 Mitchell and the Company executed a binding Term Sheet whereby Mitchell agreed to provide the Company with Three Hundred Thousand and 00/100 Dollars ($300,000.00) of working capital financing (the "First Loan"); and

     WHEREAS, the First Loan was evidenced by a convertible promissory note dated March 30, 2006 in the principal amount of First Loan (collectively the "First Note"), which note grants Mitchell the option to convert all or part of the outstanding balance of such note into shares of the Company at a conversion price of $0.25 per share; and

     WHEREAS, the Company and Mitchell also entered into a Loan Agreement which set forth certain terms and conditions of the First Loan, including but not limited to anti dilution protection for the conversion price (the "First Loan Agreement"); and

     WHEREAS, the First Loan Agreement and First Note were replaced on May 31, 2006 by new a loan (the "Second Loan") agreement (the "Second Loan Agreement"), and a new convertible note (the "Second Note") which changed the conversion price of the Second Loan from $0.25 per share to $.20 per share; and

     WHEREAS, pursuant to a refinancing of certain loans made by David R. Vey ("Vey") to the Company, the Company has issued a convertible promissory note dated as of October 23, 2006 in the principal amount of Two Million Six Hundred Ninety One Thousand Two Hundred Sixty Three and 36/100 Dollars ($2,691,263.36) (the "Vey Note"), which grants to Vey the option to convert all or part of the outstanding balance thereunder to shares of the Company at the conversion price of $0.14 per share; and

     WHEREAS, the conversion price of the Vey Note is lower than the conversion price of the First Note and the Second Notes (the "Mitchell Notes") and consequently, the conversion price in the Mitchell Notes is adjustable pursuant to the anti dilution protection set forth the First Loan Agreement and the Second Loan Agreement (collectively the "Mitchell Loan Agreements"); and

     WHEREAS, Mitchell desires to waive his right to adjust the conversion price set forth in Mitchell Notes;
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     NOW THEREFORE, in consideration of the terms and conditions set forth in this waiver, the parties hereto agree as follows:

     1. In connection with the issuance of the Vey Note, and in accordance with Article 4 of the Mitchell Loan Agreements, Mitchell hereby waives his right to adjustment of the conversion price set forth in the Mitchell Notes.

     2.   The foregoing waiver is expressly limited to the matters described in
          Section 1 hereof, and Mitchell waives his right to adjustment of the conversion price solely in connection with the issuance of the Vey Note, and any amendment, or restatement of such note.

     3. The Company acknowledges and agrees that nothing herein or otherwise shall be deemed a waiver of any other terms and conditions of the Mitchell Notes or the Mitchell Loan Agreements, and all other terms and conditions of such documents shall remain in full force and effect.

     4. This waiver shall be governed by and construed and enforced in accordance with the laws of the State of Louisiana, without giving effect to principals of conflict of law.

     IN WITNESS WHEREOF, the undersigned has caused this waiver to be duly executed and delivered on the date first above written.


                                        ----------------------------------------
                                        CHARLES F. MITCHELL

                                        SEDONA CORPORATION


                                        BY:
                                            ------------------------------------
                                        NAME: MARCO A. EMRICH
                                        TITLE: PRESIDENT AND CEO


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